   KBW Community BankInvestor Conference Presentation    July 28 and 29, 2015  NASDAQ: FBNK

 Forward Looking Statements  Disclaimer & Forward-Looking StatementsStatements in this document and presented orally at the conference, if any, concerning future results, performance, expectations or intentions are forward-looking statements. Actual results, performance or developments may differ materially from forward-looking statements as a result of known or unknown risks, uncertainties and other factors, including those identified from time to time in the Company’s filings with the Securities and Exchange Commission, press releases and other communications. Actual results also may differ based on the Company’s ability to successfully maintain and integrate customers from acquisitions.The Company intends any forward-looking statements to be covered by the Litigation Reform Act of 1995 and is including this statement for purposes of said safe harbor provisions. Readers and attendees are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this presentation. Except as required by applicable law or regulation, the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances that occur after the date as of which such statements are made.The Company’s capital strategy includes deployment of excess capital, the success of which efforts cannot be guaranteed.

 Who We Are  Assets: $2.6 billion Loans: $2.3 billion Deposits: $1.9 billionCapital: $239 millionBranches: 22Headquarters: Farmington, ConnecticutNASDAQ: FBNK  A Community Bank in central Connecticut and western Massachusetts which has delivered double digit organic loan growth with a focus on increasing earnings and building long-term shareholder value.  As of June 30, 2015

Franchise Overview



Retail Growth Market
Western MA
Springfield
Boston
Hartford
New Haven
Core Market
Connecticut
Lending Growth Market
New Haven, CT

- Farmington Bank, founded in 1851, a wholly owned subsidiary of First Connecticut Bancorp



FARMINGTON BANK
Best Community Bank
BEST OF Hartford MAGAZINE 2015 WINNER

- 22 full service branch offices
  1 commercial loan production office
- 2 branches opening in western Mass. in 2015

4
First Connecticut Bancorp, Inc.

Strategic Direction

- Prudently controlled growth – Commercial focus
- Deposits – growing footprint
- Balance sheet management – Exploring potential securitization
- Asset sensitive balance sheet
- Expense control/ Efficiencies
- Capital management
- Asset quality
- Building shareholder value

5

First Connecticut Bancorp, Inc.

Q2 Strategic Highlights

- Diversified the balance sheet while maintaining strong interest rate risk position
- Grew total assets by $77 million
- Optimizing branch footprint
  - Opening two branches in western Massachusetts
  - Closing Westfarms Mall branch in West Hartford, Connecticut
- Repurchased 115,117 shares in stock buyback
- Increased Tangible Book Value by 5% annualized

6

First Connecticut Bancorp, Inc.

 Strong Capital Structure   Common shares outstanding: 15,922,888Market capitalization: $252.7 millionMarket value per share: $15.87Tangible book value per share: $15.01Repurchased 2,684,138 shares of FBNK stock (since IPO 6/29/11) at an average cost of $14.27  As of June 30, 2015 unless otherwise noted.

 ROA, ROE & EPS

 Financial Highlights

 Financial Highlights

 Outstanding Credit Quality  *Excluding restructured loans.  Strong credit cultureRobust portfolio monitoring

 Solid Loan Growth  $ millions  As of June 30, 2015  *Annualized   Commercial loan growth up 16.7%*Residential loan growth up 13.3%*  Growth Rate  17.1%  18.4%  17.5%  13.9%*  11.4%

 Diversified Loan Portfolio  As of June 30, 2015    Commercial 53%Residential 39%Consumer 8% 100%

 Total Deposit Growth  Deposit Growth increased $151 million y-t-d2,508 net new checking accounts y-t-d  $ millions  As of June 30, 2015  Includes repurchased liabilities & excludes mortgagors escrow accounts  *Annualized   Growth Rate  11.4%  12.9%  14.0%  17.1%*  3.1%

 Diversified Deposit Base    As of June 30, 2015  Includes repurchased liabilities & excludes mortgagors escrow accounts

Why First Connecticut?

- Attractive growing franchise in central Connecticut and western Massachusetts
- Increasing EPS while growing organically
- Asset sensitive balance sheet
- Diverse delivery channels
- Track record of building Tangible Book Value
- Expense control/efficiencies
- Paid fifteen consecutive quarterly dividends
- Scalable platform built for long-term growth
- Strong capital position
- Solid asset quality
- Robust enterprise risk management program

16

First Connecticut Bancorp, Inc.

Appendix  Supplemental Information

 Select Financial Data  Statement of Income 2011 – 2Q 2015   $ thousands

 Select Financial Data  Statement of Income Rolling Five Quarters   $ thousands

 Select Financial Data  Selected Annual Financial Data   $ millions

 Select Financial Data  Selected Annual Financial Data   $ thousands except share amounts

 Select Financial Data  Quarterly Net Interest Income and Core Revenue*  Annual YTD/Net Interest Income and Core Revenue*  $ millions  *Excludes prepayment penalty fees, net gain on sales of investments and Bank-owned life insurance proceeds.

 Select Financial Data  Annual / YTD Average Earning Assets and NIM  Quarterly Average Earning Assets and NIM  $ billions

 Asset Sensitivity  As of June 30, 2015

 Commercial Loan Growth  $ millions  *Annualized   Growth Rate  9.4%  10.8%  16.7%*  27.3%  17.4%

 Residential Loan Growth   $ millions  *Annualized

 Residential Portfolio Composition  Fixed  Variable  $ thousands

 Consumer Loan Growth   $ millions  *Annualized

 Asset Quality Metrics  Non-Performing Loans / Total Loans  Loan Loss Reserves / Non-Accrual Loans

 Asset Quality Metrics  Loan Loss Reserves / Total Loans  Net Charge-Offs / Average Net Loans  *Annualized

 Deposit Market Share   Source: SNL Financial* includes limited service branchesNote: Deposit data as of 6/30/2014; Pro forma for pending and recently completed transactions

 Consumer Checking Growth   $ thousands

 Business Checking Growth     $ thousands

 De Novo Branch Growth   Total Deposit Growth   Total Checking Balances   # Checking Accounts (Cons. & Bus.)  # Branch Growth  $ millions

 Leadership Team  Name  Title  Years in Industry  Prior Experience          John J. Patrick, Jr.  Chairman, President and Chief Executive Officer  35  TD Banknorth CT, President and CEO  Gregory A. White  Executive Vice President, Chief Financial Officer and Treasurer  28  Rockville Bank, Chief Financial Officer and Treasurer  Michael T. Schweighoffer  Executive Vice President, Chief Lending Officer  27  TD Banknorth, CT State President  Kenneth F. Burns  Executive Vice President, Director of Retail Banking & Marketing  26  Eagle Bank - EVP, Retail Banking & Marketing  Catherine M. Burns  Executive Vice President,Chief Risk Officer  34  TD Banknorth, Head of Community BankingCommercial Lending; Credit Manager

 Corporate Contacts  John J. Patrick, Jr. Chairman, President and Chief Executive OfficerGregory A. White Executive Vice President, Chief Financial OfficerInvestor Information:Jennifer H. Daukas Vice President, Investor Relations Officer 860-284-6359 or jdaukas@farmingtonbankct.com